UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2026

Caring Brands, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-42941	99-4103908
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 S Indian River Drive,

Suite 202 pbm# 1232,

Fort Pierce, FL 34950

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (561) 896-7616

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	CABR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 21, 2026, Caring Brands, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (collectively, the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors, in a private placement (the “Offering”): (i) up to 11,000 shares of the Company’s newly designated Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), at a purchase price of $1,000 per share, for aggregate gross proceeds of up to $11,000,000; (ii) Common Stock Purchase Warrants A (the “Series A Warrants”) to purchase up to 11,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an exercise price of $0.825 per share; and (iii) Common Stock Purchase Warrants B (the “Series B Warrants” and, together with the Series A Warrants, the “Warrants”) to purchase up to 11,000,000 shares of Common Stock at an exercise price of $0.95 per share. The Offering was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The closings of the Offering are expected to occur on a rolling basis following the execution of the Purchase Agreement, with the final closing expected to occur on or before August 28, 2026, subject to the satisfaction or waiver of the applicable closing conditions.

Other Terms of the Purchase Agreement. The Purchase Agreement contains customary representations, warranties and covenants. The Company has agreed, among other things, not to enter into any Variable Rate Transactions, equity lines of credit, at-the-market offerings or equity-backed merchant cash advances for so long as the Series B Preferred Stock or Warrants remain outstanding, and not to undertake any reverse or forward stock split for 120 days following the effectiveness of the registration statement without the consent of a majority in interest of the Investors. The Company has also agreed to certain restrictions on the use of proceeds from the Offering.

Series B Convertible Preferred Stock. In connection with the Offering, the Company filed a Certificate of Designation of Series B Convertible Preferred Stock (the “Series B Certificate of Designation”) with the Secretary of State of the State of Nevada, designating 11,000 shares of Series B Preferred Stock. Each share of Series B Preferred Stock has a stated value of $1,000 and is convertible into shares of Common Stock at an initial conversion price of $0.70 per share, subject to adjustment. The Series B Preferred Stock accrues an annual dividend equal to 8% of the stated value, payable in cash or shares of Common Stock at the election of the holder. Upon any liquidation, dissolution or winding-up of the Company, the Series B Preferred Stock ranks pari passu with the Company’s Series A Convertible Preferred Stock. Conversion of the Series B Preferred Stock is subject to a beneficial ownership limitation of 4.99% (or 9.99% at the election of the holder) and is subject to the Exchange Cap (as defined below).

Warrants. Each Warrant has a five-year term and is immediately exercisable. The Warrants contain full-ratchet anti-dilution protection, pursuant to which the exercise price is subject to reduction upon the issuance of Common Stock or Common Stock equivalents at a price below the then-current exercise price. The Warrants also provide for cashless exercise in the event there is no effective registration statement covering the resale of the shares underlying the Warrants. Exercise of the Warrants is subject to the same beneficial ownership limitation and Exchange Cap applicable to the Series B Preferred Stock

Exchange Cap; Stockholder Approval. Pursuant to the Purchase Agreement, the aggregate number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock and exercise of the Warrants is limited to 19.99% of the shares of Common Stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless and until the Company obtains stockholder approval in accordance with the applicable listing rules of The Nasdaq Stock Market LLC. The Company has agreed to use its reasonable best efforts to obtain such stockholder approval within 60 days of the closing date.

Registration Rights Agreement. In connection with the Offering, the Company and the Investors entered into a Registration Rights Agreement, dated August 21, 2026 (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement on Form S-3 (or, if not then eligible, another appropriate form) with the Securities and Exchange Commission covering the resale of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock and exercise of the Warrants. The Company is required to file such registration statement within 30 Trading Days of the closing date and to use its reasonable best efforts to have such registration statement declared effective within 60 calendar days of the closing date (or 90 calendar days in the event of a “full review” by the Commission). If the Company fails to satisfy certain filing or effectiveness obligations under the Registration Rights Agreement, the Company is obligated to pay each Investor liquidated damages equal to 1.0% per month of the aggregate purchase price paid by such Investor, subject to a maximum aggregate cap of 6.0% of such Investor’s subscription amount.

Amended and Restated Series A Certificate of Designation. In connection with the Offering, the Company filed an Amended and Restated Certificate of Designation of Series A Convertible Preferred Stock (the “Amended Series A Certificate of Designation”) with the Secretary of State of the State of Nevada, which amended and restated the original Series A Certificate of Designation in its entirety. The Amended Series A Certificate of Designation, among other things, (i) the deletion of the section entitled “Redemption Upon Triggering Event,” in its entirety and the resulting elimination of the Holder’s right to require the Company to redeem any Series A Preferred Stock upon a triggering event (ii) increased the number of designated shares of Series A Preferred Stock from 4,000 to 4,500, (iii) revised the liquidation preference to provide for pari passu distribution with the holders of the Series B Preferred Stock upon any liquidation, dissolution or winding-up of the Company, (iv) amended the beneficial ownership limitation to require not less than 61 days’ prior written notice from a holder to increase the maximum ownership percentage from 4.99% to 9.99%, (v) revised the full-ratchet anti-dilution adjustment provision to provide a more specific pricing formula based on the lower of the new issuance price and the lowest volume-weighted average price during the five consecutive trading day.

The foregoing descriptions of the Purchase Agreement, the Series B Certificate of Designation, the Warrants, the Registration Rights Agreement and the Amended Series A Certificate of Designation do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The securities described above were offered and sold in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. Each Investor represented that it is an “accredited investor” as defined in Rule 501(a) of Regulation D. The Company did not engage in any form of general solicitation or general advertising in connection with the Offering. The securities issued in the Offering have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 21, 2026, the Company filed the Series B Certificate of Designation and the Amended Series A Certificate of Designation with the Secretary of State of the State of Nevada On August 25, 2026, the Company filed a further amended and restated certificate of designation of the Series A Preferred Stock (the “Amended and Restated Certificate of Designation”) to reflect certain amendments that had been inadvertently omitted from the amended and restated certificate of designation filed on August 21, 2026. The Amended and Restated Certificate of Designation supersedes and replaces in its entirety the amended and restated certificate of designation filed on August 21, 2026. The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Series B Certificate of Designation and the Amended Series A Certificate of Designation is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock
3.2	Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock
4.1	Form of Series A Common Stock Purchase Warrant
4.2	Form of Series B Common Stock Purchase Warrant
10.1	Securities Purchase Agreement, dated August 21, 2026, by and among the Company and the Investors party thereto
10.2	Registration Rights Agreement, dated August 21, 2026, by and among the Company and the Investors party thereto
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 25, 2026	Caring Brands, Inc.

	By:	/s/ Glynn Wilson
	Name:	Dr. Glynn Wilson
	Title:	Chief Executive Officer